Exhibit 10.1

THIRD AMENDMENT

Dated as of September 30, 2004

This THIRD AMENDMENT TO CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among SYNIVERSE HOLDINGS, LLC (formerly known as TSI Telecommunication Holdings, LLC), a Delaware limited liability company (the “Ultimate Parent”), SYNIVERSE HOLDINGS, INC. (formerly known as TSI Telecommunication Holdings, Inc.), a Delaware corporation (the “Parent” and, together with the Ultimate Parent, the “Parents”), SYNIVERSE TECHNOLOGIES, INC. (formerly known as TSI Telecommunication Services Inc. (the successor by merger to TSI Merger Sub, Inc.)), a Delaware corporation (the “Borrower”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS:

A. The Borrower, the Parents, the lenders named therein (the “Lenders”), the Administrative Agent and Lehman Brothers Inc., as Arranger, entered into a Credit Agreement, dated as of February 14, 2002 (as amended by the First Amendment, dated September 25, 2003, and the Second Amendment dated March 11, 2004 and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”);

B. The Borrower has requested that the Lenders amend the Credit Agreement to (i) provide for the incurrence under the Credit Agreement of new Acquisition Tranche B Term Loans, which will refinance, in full, all remaining outstanding Tranche B Term Loans, and (ii) make certain other change to permit consummation of the EDS Acquisition (as defined herein); and

C. The requisite Lenders are, on the terms and conditions stated below, willing to grant the request of the Parents and the Borrower.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Acquisition Tranche B Term Loan”: as defined in Section 2.1.

“Acquisition Tranche B Term Loan Commitment”: as to any Acquisition Tranche B Term Loan Lender, the obligation of such Lender, if any, to make an Acquisition Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Acquisition Tranche B Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Acquisition Tranche B Term Loan Commitments is $240,674,420.82.

“Acquisition Tranche B Term Loan Lender”: each Lender that has an Acquisition Tranche B Term Loan Commitment or which is the holder of an Acquisition Tranche B Term Loan.

“Acquisition Tranche B Term Loan Percentage”: as to any Acquisition Tranche B Term Loan Lender at any time, the percentage which such Lender’s Acquisition Tranche B Term Loan Commitment then constitutes of the aggregate Acquisition Tranche B Term Loan Commitments (or, at any time after the Third Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Acquisition Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Acquisition Tranche B Term Loans then outstanding).

“Brazilian Acquisition”: the purchase of at least 33% of the stock of Interoperator Services Brazil, a joint venture investment of Electronic Data Systems corporation.

“Third Amendment”: the Third Amendment to this Agreement, dated as of September 30, 2004.

“Third Amendment Effective Date”: the “Amendment Effective Date”, as defined in the Third Amendment.

“US Acquisition”: the acquisition of all of the assets of Interoperator Services North America from Electronic Data Systems Corporation for a purchase price of $59,500,000 (including related fees and expenses) and on other terms and conditions reasonably acceptable to the Administrative Agent.

(b) The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof: “The Applicable Margin with respect to Acquisition Tranche B Term Loans shall be 2.00% for Base Rate Loans and 3.00% for Eurodollar Loans.”

(c) The definition of “Asset Sale” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase, “(solely to the extent set forth therein)” after the reference to clause (d) of Section 7.5 therein.

(d) The definition of “Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “, the Acquisition Tranche B Term Loan Commitment” immediately after the phrase “the Tranche B Term Loan Commitment”.

(e) The definition of “Excess Cash Flow” contained in Section 1.1 of the Credit Agreement is hereby amended to (i) replace the word “and” immediately before clause “(ix)” with “,” and (ii) add the following at the end of said clause (ix):

“and (x) the amount of cash on the balance sheet used to consummate the US Acquisition and the Brazilian Acquisition”

(f) The definition of “Facility” contained in Section 1.1 of the Credit Agreement is hereby amended to (1) re-letter clause (c) as clause (d) and (2) insert the following new clause (c) immediately following clause (b) thereof: “, (b) the Acquisition Tranche B Term Loan Commitments and the Acquisition Tranche B Term Loans made thereunder (the “Acquisition Tranche B Term Loan Facility”)”.

(g) The definition of “Tranche B Term Loan” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Tranche B Term Loan”: the collective reference to the Original Tranche B Term Loans, the Additional Tranche B Term Loans and the Acquisition Tranche B Term Loans.”

(h) The definition of “Tranche B Term Loan Lender” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Tranche B Term Loan Lender”: the collective reference to the Original Tranche B Term Loan Lenders, the Additional Tranche B Term Loan Lenders and the Acquisition Tranche B Term Loan Lenders.”

(i) The definition of “Tranche B Term Loan Percentage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Tranche B Term Loan Percentage”: with respect to any Original Tranche B Term Loan Lender, the Original Tranche B Term Loan Percentage of such Lender, with respect to any Additional Tranche B Term Loan Lender, the Additional Tranche B Term Loan Percentage of such Lender and with respect to any Acquisition Tranche B Term Loan, the Acquisition Tranche B Term Loan Percentage of such Lender.”

(j) Section 2.1 of the Credit Agreement is hereby amended to insert the following new section (c) after the end thereof:

“(b) Subject to the terms and conditions of the Third Amendment, each Acquisition Tranche B Term Loan Lender severally agrees to make a term loan (an “Acquisition Tranche B Term Loan”) to the Borrower on the Third Amendment Effective Date in an amount not to exceed the amount of the Acquisition Tranche B Term Loan Commitment of such Lender. The Acquisition Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.”

(k) Section 2.2 of the Credit Agreement is hereby amended to insert the following new clauses (c) and (d) at the end thereof:

“(c) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Third Amendment Effective Date) requesting that the Acquisition Tranche B Term Loan Lenders make the Acquisition Tranche B Term Loans on the Third Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Acquisition Tranche B Term Loan Lender thereof. Not later than 12:00 noon, New York City time, on the Third Amendment Effective Date, each Acquisition Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Acquisition Tranche B Term Loan or Acquisition Tranche B Term Loans to be made by such Lender (or notify the Administrative Agent to convert an equal aggregate principal amount of Additional Tranche B Term Loans held by such Acquisition Tranche B Term Loan Lender to Acquisition Tranche B Term Loans). The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Acquisition Tranche B Term Loan Lenders in like funds.

(d) The Interest Period (and the respective Eurodollar Rate) in effect on the Third Amendment Effective Date in respect of the Additional Tranche B Term Loans that are being converted to Acquisition Tranche B Term Loans on the Third Amendment Effective Date (the “Current Interest Period”) will continue to be in effect for such Acquisition Tranche B Term Loans following the Third Amendment Effective Date and will end on the last day of the Current Interest Period, and for any Acquisition Tranche B Term Loans funded on the Third Amendment Effective Date the initial Interest Period will end on the last day of the Current

Interest Period and the Eurodollar Rate during such initial Interest Period will equal the Eurodollar Rate applicable to the converted Acquisition Tranche B Term Loans during the Current Interest Period.”

(l) Section 2.3 of the Credit Agreement is hereby amended to insert the following new clause (c) at the end thereof:

“(b) The Acquisition Tranche B Term Loan of each Acquisition Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on December 31, 2004, each of which shall be in an amount equal to such Lender’s Acquisition Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such date; provided that to the extent that a portion of such Acquisition Tranche B Term Loans are prepaid pursuant to Section 2.11 or 2.12, the amounts set forth below shall be reduced to reflect the actual application of such prepayments:

Installment	Principal Amount
December 31, 2004	$601,686.05
March 31, 2005	$601,686.05
June 30, 2005	$601,686.05
September 30, 2005	$601,686.05
December 31, 2005	$601,686.05
March 31, 2006	$601,686.05
June 30, 2006	$601,686.05
September 30, 2006	$601,686.05
December 31, 2006	$601,686.05
March 31, 2007	$601,686.05
June 30, 2007	$601,686.05
September 30, 2007	$601,686.05
December 31, 2007	$601,686.05
March 31, 2008	$601,686.05
June 30, 2008	$601,686.05
September 30, 2008	$601,686.05
December 31, 2008	$601,686.05
March 31, 2009	$601,686.05
June 30, 2009	$601,686.05
September 30, 2009	$601,686.05
December 31, 2009	$57,160,174.96
March 31, 2010	$57,160,174.96
June 30, 2010	$57,160,174.95
September 30, 2010	$57,160,174.95

provided that if, on the date that is 180 days prior to the maturity date of the Borrower’s Senior Subordinated Notes such Senior Subordinated Notes have not been refinanced in full with notes having a maturity date at least six months after September 30, 2010, the Acquisition Tranche B Term Loans will be immediately due and payable on such date.”

(m) Section 4.16 of the Credit Agreement is hereby amended to insert the following sentence immediately after the second sentence thereof:

“Notwithstanding the foregoing, the proceeds of the Acquisition Tranche B Term Loans to be drawn on the Third Amendment Effective Date shall be used to repay the Additional Tranche B Term Loans in full on the Third Amendment Effective Date and pay consideration for the US Acquisition (including fees and expenses incurred in connection therewith).”

(n) Section 7.1(a) of the Credit Agreement is hereby amended to replace the ratios set forth therein for FQ3, 2004 and thereafter with the following Consolidated Leverage Ratios:

Fiscal Quarter	Consolidated Leverage Ratio
“FQ3, 2004	4.80 :1.00
FQ4, 2004	4.75 :1.00
FQ1, 2005	4.40 :1.00
FQ2, 2005	4.25 :1.00
FQ3, 2005	4.00 :1.00
FQ4, 2005	3.75 :1.00
FQ1, 2006, and thereafter	3.50 :1.00	”

(o) Section 7.1(b) of the Credit Agreement is hereby amended to replace the ratios set forth therein for FQ3, 2004 and thereafter with the following Consolidated Senior Debt Ratios:

Fiscal Quarter	Consolidated Senior Debt Ratio
“FQ3, 2004	2.25 :1.00
FQ4, 2004	2.25 :1.00
FQ1, 2005	2.00 :1.00
FQ2, 2005	2.00 :1.00
FQ3, 2005	2.00 :1.00
FQ4, 2005	1.75 :1.00
FQ1, 2006	1.50 :1.00
FQ2, 2006	1.50 :1.00
FQ3, 2006	1.50 :1.00
FQ4, 2006, and thereafter	1.25 :1.00

(p) Section 7.2(r) of the Credit Agreement is hereby amended to replace the number “$15,000,000” therein with the number “$30,000,000.”

(q) Section 7.5(d) of the Credit Agreement is hereby amended (i) to replace the number “$5,000,000” therein with the number “$10,000,000” and (ii) to add the following proviso to the end thereof:

“, provided that any net cash proceeds received in excess of $5,000,000 in any fiscal year shall be subject to the mandatory prepayment provisions of Section 2.12.”

(r) Section 7.8(h)(ii) of the Credit Agreement is hereby amended to add the following proviso at the end thereof:

“; provided, that the Brazilian Acquisition shall not be subject to the restrictions in this clause 7.8(h)(ii).”

(s) Section 7.8(h)(v)(2) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(x) up to $30,000,000 of proceeds from Revolving Credit Loans or other Indebtedness permitted by Section 7.2, (y) with respect to the US Acquisition, up to $59,500,000 in the aggregate of cash on hand and of proceeds from Acquisition Tranche B Term Loans or (z) with respect to the Brazilian Acquisition up to $7,000,000 in the aggregate of cash on hand and of proceeds from Revolving Credit Loans.”

(t) Section 7.8(p)(ii) of the Credit Agreement is hereby amended to replace the number “$10,000,000” therein with the number “$20,000,000.”

SECTION 2. Conditions to Effectiveness. The amendments contained in Section 1 shall not be effective until each of the following conditions precedent shall have been satisfied (the date on which such conditions are satisfied, the “Amendment Effective Date”):

(a) the Administrative Agent shall have received signed written authorization from the requisite Lenders to execute this Amendment and shall have received counterparts of this Amendment executed by the Administrative Agent, the Parents and the Borrower and counterparts of the Consent appended hereto as Annex 1 (the “Consent”) executed by the Guarantors;

(b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on the Amendment Effective Date;

(c) all fees and expenses (including, without limitation the reasonable legal fees) then due and payable to the Administrative Agent or any Lender under the Loan Documents or relating thereto (to the extent invoiced) shall have been paid in full in immediately available funds;

(d) the Administrative Agent shall have received the executed legal opinion of Kirkland & Ellis LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;

(e) the Administrative Agent shall have received (i) commitments satisfactory to the Administrative Agent from Lenders or other additional banks or financial institutions to fund Acquisition Tranche B Term Loans or convert outstanding Additional Tranche B Term Loans into Acquisition Tranche B Term Loans in an aggregate principal amount equal to $240,674,420.82 and (ii) with respect to each Person committing to fund Acquisition Tranche B Term Loans either (x) a fully executed Lender Addendum (pursuant to which on the Third Amendment Effective Date, such Person shall become an Acquisition Tranche B Term Loan Lender, for all purposes under the Credit Agreement and the other Loan Documents) or (y) a fully executed Conversion Notice in the form attached hereto as Exhibit 2 (pursuant to which an existing Additional Tranche B Term Loan Lender elects to convert on the Third Amendment Effective Date the outstanding principal amount of Additional Tranche B Term Loans held by such Lender into Acquisition Tranche B Term Loans);

(f) the Administrative Agent shall be satisfied, and the Borrower hereby agrees that, simultaneously with the borrowing of the Acquisition Tranche B Term Loans on the Third Amendment Effective Date, all outstanding Additional Tranche B Term Loans will either be repaid in full by the Borrower or be converted into Acquisition Tranche B Term Loans;

(g) a Responsible Officer of the Borrower shall certify in writing to the Administrative Agent that the incurrence of the Acquisition Tranche B Term Loans is permitted under the Senior Subordinated Note Indenture; and

(h) the Administrative Agent shall have received such other documents and instruments as it may reasonably request.

SECTION 3. Representations and Warranties.

Each of the Parents and the Borrower represent and warrant jointly and severally as follows:

(a) Authority. Each Loan Party has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and the Consent, as applicable, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party. The execution, delivery and performance by the Parents and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by the Parents and the Borrower of each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary corporate and other organizational action of such Person and no other corporate proceedings on the part of each such Person is necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of the Parents and the Borrower. The Consent has been duly executed and delivered on behalf of each of the Guarantors. Assuming the conditions precedent in Section 2 of this Amendment have been satisfied, each of this Amendment, the Consent and each Loan Document (as amended hereby) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, as applicable, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

(c) Representations and Warranties. The representations and warranties made by any of the Loan Parties contained in each Loan Document (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U or Regulation X), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.

(e) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

SECTION 4. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including the Acquisition Tranche B Term Loans) under and as defined therein, in each case as modified hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents (except as expressly amended hereby).

(d) This Amendment is a Loan Document. The provisions of Sections 10.12 and 10.20 of the Credit Agreement shall apply with like effect to this Amendment.

SECTION 5. Counterparts. This Amendment and the Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment or the Consent by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SYNIVERSE TECHNOLOGIES, INC., as Borrower

By:	/s/ G. Edward Evans
Name:	G. Edward Evans
Title:	Chief Executive Officer

SYNIVERSE HOLDINGS, LLC

By:	/s/ G. Edward Evans
Name:	G. Edward Evans
Title:	Chief Executive Officer

SYNIVERSE HOLDINGS, INC.

By:	/s/ G. Edward Evans
Name:	G. Edward Evans
Title:	Chief Executive Officer

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Authorized Signatory